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                                                                    EXHIBIT 99.2

VOTING AGREEMENT

This Voting Agreement is dated as of February 28, 2000, between ReliaStar Financial Corp., a Delaware corporation ("Buyer"), and the stockholder named on the signature page hereof (the "Stockholder") of Lexington Global Asset Managers, Inc., a Delaware corporation ("Lexington").

Recitals

Buyer, Pilgrim Holdings Corporation, a wholly owned subsidiary of Buyer ("Merger Sub"), and Lexington are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which Lexington shall merge with and into Merger Sub (as set forth in the Merger Agreement) and the existing stockholders of Lexington shall exchange their shares of capital stock of Lexington for Common Stock of Buyer and/or cash.

The Stockholder is a significant stockholder of Lexington.

The execution and delivery of this Agreement is a condition precedent to Buyer and Merger Sub consummating the Merger Agreement.

Agreement

Now, therefore, the parties hereby agree as follows:

Voting Proxy.

At each meeting of Lexington's stockholders convened to consider and vote upon the adoption of the Merger Agreement and the merger contemplated thereby (the "Merger"), the Stockholder shall vote all shares of Common Stock of Lexington owned of record by him at the record date for the vote (including, except for any shares for which the Stockholder's sole voting power results from his having been named as proxy pursuant to the proxy solicitation conducted by Lexington in connection with the meeting, any shares of Lexington Common Stock over which the Stockholder has voting power, by contract or otherwise and excluding any shares which Stockholder owns of record but does not have voting power) in favor of the approval and adoption of the Merger Agreement and the Merger.

Notwithstanding anything to the contrary herein, Stockholder shall not be obligated to vote, and Stockholders irrevocable proxy in the form of Annex A shall not be deemed to give authority to vote, in favor of the Merger in the event that any of the terms and conditions of the Merger Agreement are amended or modified in any respect that has a material adverse effect on the rights or remedies of such Stockholder.

Concurrently herewith, the Stockholder has executed and delivered to Buyer an irrevocable proxy in the form of Annex A.

No Solicitation.

The Stockholder may not, directly or indirectly, take any action to seek, initiate, or solicit any offer from any person, entity, or group regarding an Acquisition Proposal.

No Transfer. The Stockholder may not sell, pledge, assign, or otherwise transfer, or authorize, propose, or agree to the sale, pledge, assignment, or other transfer of, any of his shares of Lexington Common Stock. Notwithstanding the preceding sentence, the Stockholder may sell, pledge, assign, or otherwise transfer any of his shares of Lexington Common Stock, if (1) at least five business days' written notice thereof (stating the identity of the intended recipient and the number of shares Lexington Common Stock subject thereto) is provided to Buyer, and (2) the intended transferee agrees in writing to be bound by this Agreement.

Representations and Warranties. The Stockholder represents and warrants to Buyer and Merger Sub as follows:

Authority. He has the requisite power and authority to enter into this Agreement, to perform his obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes his valid and binding obligation, enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

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Title; Authority to Vote Shares. The Stockholder owns of record and has voting power over the number of shares of Lexington Common Stock as set forth with respect to him in the stock transfer books of Lexington.

Noncontravention. To the knowledge of Stockholder, neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, nor compliance with any of the provisions hereof by the Stockholder, will violate, conflict with, or result in a breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or instrument to which he is a party or any statute, rule, regulation, judgment, order, decree, or other legal requirement applicable to the Stockholder.

Litigation. There is no claim, action, proceeding, or investigation pending or, to the knowledge of the Stockholder, threatened against or relating to the Stockholder before any court or governmental or regulatory authority or body (including the National Association of Securities Dealers, Inc.) and the Stockholder is not subject to any outstanding order, writ, injunction, or decree that, if determined adversely, would prohibit the Stockholder from performing his obligations hereunder.

Section 7.     Termination. This Agreement shall terminate upon the earlier of
(i) the mutual agreement of the parties hereto or (ii) without further action of either party hereto, upon termination of the Merger Agreement. In the event of a termination of this Agreement pursuant to this Section 7, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party; provided, however, that nothing herein shall release any party from any liability for any breach of this Agreement. If this Agreement terminates, the proxy of the Stockholder delivered under Section 1(b) shall also terminate and be of no further force or effect, and Buyer shall promptly return the proxy to the Stockholder.

Section 8.     Miscellaneous.

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person or by messenger, cable, telegram, facsimile transmission, or by a reputable overnight delivery service that provides for evidence or receipt, to the parties as follows (or at such other address as a party may specify by like notice);

If to the Stockholder to the address on the signature page of this Agreement.

If to the Buyer:
ReliaStar Financial Corp.
20 Washington Avenue South
Minneapolis, MN 55401

Interpretation. The headings contained in this Agreement are for reference purposes only and do not affect the interpretation of this Agreement.

Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered the same agreement.

Entire Agreement. This Agreement (including the documents and instruments referred to herein, and the Merger Agreement), constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the Subject matter hereof.

Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.

Governing Law. This Agreement shall be governed by Delaware law, without regard to the principles of conflicts of law.

Assignment. Neither this Agreement nor any of the rights, interest, or obligations hereunder may be assigned by any party, whether by operation of law or otherwise, without the express written consent of the other party, other than upon a transfer of Lexington Common Stock as provided under Section 3 hereof. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, heirs, legal representatives, and permitted assigns. The representations, agreements and obligations of the Stockholder contained herein shall survive the death or incapacity of the Stockholder and shall be binding upon the heirs, personal representatives, successors, and assigns of the Stockholder.

Remedies. In addition to all other remedies available, the parties agree that, in the event of a breach by a party of an of its obligations hereunder, the non-breaching party shall be entitled to specific performance or injunctive relief.

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Defined Terms. All capitalized terms used but not defined herein have the meanings given them in the Merger Agreement.

IN WITNESS WHEREOF, each of the parties have signed this Agreement as of the date first above written.


BUYER                                 STOCKHOLDER

ReliaStar Financial Corp.

By_____________________________       __________________________________________
                                      [Signature]
_______________________________       on behalf of himself/herself individually
Title                                 and as Trustee on behalf of the trusts
                                      listed on Exhibit A.

                                      __________________________________________
                                      Print Name

                                      Address: c/o Piedmont Financial Co.
                                      P.O. Box 20124
                                      Greensboro, NC 27420

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Annex A

IRREVOCABLE PROXY

The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints ____________________ and ____________________ , and each of them, the true and lawful attorney, with full power of substitution, for and in the name of the undersigned to vote any and all shares of Common Stock of Lexington Global Asset Managers, Inc., a Delaware corporation (the "Company"), or other shares of capital stock of the Company entitled to vote on the business to be transacted, (1)registered in the name of the undersigned at the record date for such vote, except for shares which Stockholder owns of record but does not have voting power, or (2) except as set forth below, over which the undersigned has voting power by power of attorney or other contractual arrangements with owner of record, at any meeting of the stockholders of the Company, and at all adjournments thereof, and pursuant to any consent of the stockholders in lieu of a meeting or otherwise.

This Proxy is given only with respect to the approval of, and any other matters related to or in connection with, (a) the merger and other transactions contemplated by the Agreement and Plan of Merger among ReliaStar Financial Corp., a Delaware corporation ("Buyer"), Pilgrim Holdings Corporation, a Delaware corporation, and the Company dated February 28, 2000 (the "Merger Agreement") and (b) the Merger Agreement. This Proxy is given to induce Buyer to enter into the Agreement, is coupled with an interest, and is irrevocable.

Notwithstanding clause (2) of the first paragraph above, this Proxy shall not include any shares of capital stock of the Company that are not subject to clause (1) of the first paragraph above for which the undersigned's only voting power results from him having been named as proxy pursuant to the proxy solicitation conducted by the Company's Board of Directors in connection with a special or annual meeting of the stockholders of the Company to be held to consider the Agreement and over which the undersigned does not otherwise have voting power with respect thereto.

The undersigned hereby ratifies and confirms all that the proxies named herein may lawfully do or cause to be done by virtue hereof. This Proxy shall terminate as provided in Section 7 of the Voting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ___ day of ________, 2000.


______________________________
[Signature]

on behalf of himself/herself individually and as Trustee on behalf of the trusts listed on Exhibit A.

______________________________
Print Name

Address: c/o Piedmont Financial Co.
   P.O. Box 20124
   Greensboro, NC 27420